Exhibit 10.1

APPLE HOSPITALITY REIT, INC.
2014 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT
COVER SHEET

Apple Hospitality REIT, Inc., a Virginia corporation (the “Company”), hereby grants shares of Stock to the Grantee named below, subject to the vesting and other conditions set forth below (the “Restricted Stock”).  Additional terms and conditions of the Restricted Stock are set forth on this cover sheet and in the attached Restricted Stock Agreement (together, the “Agreement”), and in the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

Grant Date:
Name of Grantee:
Number of Shares of Restricted Stock:
Vesting Schedule:

By your signature below, you agree to all of the terms and conditions described in this Agreement and in the Plan (a copy of which is also attached).  You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Name:
Title:

Attachment
This is not a share certificate or a negotiable instrument.

APPLE HOSPITALITY REIT, INC.
2014 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock
This Agreement evidences an award of shares of Restricted Stock in the number set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement, the Plan and on the cover sheet.

Transfer of Unvested Restricted Stock
Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the shares of Restricted Stock be made subject to execution, attachment, or similar process.  If you attempt to do any of these things, you will immediately and automatically forfeit your shares of Restricted Stock.

Issuance and Vesting
The Company will issue your shares of Restricted Stock in the name set forth on the cover sheet.

Your shares of Restricted Stock will vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement, so long as you continue in Service on each applicable vesting date set forth on the cover sheet.

Notwithstanding your vesting schedule, the shares of Restricted Stock shall become 100% vested upon your termination of Service due to your death or Disability.  No additional portion of your shares of Restricted Stock shall vest after your Service has terminated for any reason.

Change in Control
Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, the shares of Restricted Stock will become 100% vested (i) if the shares of Restricted Stock are not assumed, or equivalent restricted securities are not substituted for the shares of Restricted Stock, by the Company or its successor, or (ii) if the shares of Restricted Stock are assumed or substituted for, upon the termination of your Service by the Company or its successor for reasons other than Cause or by you for Good Reason (as defined below), in each case within the twelve (12)-month period following the consummation of the Change in Control.

“Good Reason” means any action by the Company without your consent that results in any of the following: (a) a reduction of your annual salary to an amount which is materially less than the amount of your Annual Base Salary (as defined below); (b) a material reduction in your duties with the Company, provided that a change in title or position shall not be “Good Reason” absent a material reduction in duties; or (c) a relocation of more than 50 miles from your workplace of 814 East Main Street, Richmond, Virginia 23219.  An act or omission shall not constitute Good Reason unless (i) within 30 days after you know or reasonably should know of an event described above, or within 30 days after the last in a series of such events, you give written notice to the Company indicating that you intend to terminate your Service for Good Reason, (ii) your termination occurs within 60 days after you know or reasonably should know of an event described above, or within 60 days after the last in a series of such events, and (iii) the Company has failed to remedy the event described above within 30 days after receiving your written notice. If the Company remedies the event described above within 30 days after receiving your written notice, you may not terminate for Good Reason on account of the event specified in your notice.

“Annual Base Salary” means an amount equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to you by the Company in respect of the 12-month period immediately preceding the month in which the Change in Control occurs.

Evidence of Issuance
The issuance of the shares of Restricted Stock will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration, or issuance of one or more share certificates, with any unvested shares of Restricted Stock bearing the appropriate restrictions imposed by this Agreement.  As your interest in the shares of Restricted Stock vests, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified if necessary.

Forfeiture of Unvested Restricted Stock
Unless the termination of your Service triggers accelerated vesting of your shares of Restricted Stock or other treatment pursuant to the terms of this Agreement or the Plan, you will immediately and automatically forfeit to the Company all of the unvested shares of Restricted Stock in the event your Service terminates for any reason.

Forfeiture of Rights
If you should take actions in violation or breach of, or in conflict with, any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, any confidentiality obligation with respect to the Company or any Affiliate, any Company or Affiliate policy or procedure, or any other agreement with, or other obligation to, the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to the shares of Restricted Stock awarded under this Agreement, and the shares of Restricted Stock shall immediately and automatically expire.

No Section 83(b) Election
You hereby acknowledge and agree that you shall not make an election under Section 83(b) of the Code with respect to the shares of Restricted Stock to include in gross income in the year of transfer of the shares of Restricted Stock the amount specified in Section 83(b) of the Code or under any similar provisions of Applicable Law unless expressly permitted by action of the Committee in writing prior to the making of such election.

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by Applicable Laws.  Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan.  Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Withholding
You agree as a condition of this grant of Restricted Stock that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or the receipt of the shares of Restricted Stock.  In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the Restricted Stock, the Company or any Affiliate will have the right to require such payments from you or withhold such amounts from other payments due to you from the Company or any Affiliate, or withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement.  You may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or any Affiliate to withhold shares of Stock otherwise issuable to you or (ii) by delivering to the Company or any Affiliate shares of Stock already owned by you.  The shares of Stock so delivered by you shall have an aggregate Fair Market Value equal to such withholding obligations.  The maximum number of shares of Stock that may be withheld to satisfy any applicable tax withholding obligations arising from the vesting of the shares of Restricted Stock may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any federal, state, local  or foreign taxing authority with respect to such vesting of the shares of Restricted Stock, or such greater amount as may be permitted under applicable accounting standards.

Retention Rights
This Agreement and the grant of Restricted Stock evidenced by this Agreement do not give you the right to be retained by the Company or any Affiliate in any capacity. The Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights
You have the right to vote the shares of Restricted Stock and to receive any dividends declared or paid on such shares.  Any stock distributions you receive with respect to unvested shares of Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto.  [Any cash dividends paid on unvested shares of Restricted Stock you hold on the record date for such dividend shall be paid to you in cash at the same time paid to other stockholders of the Company as of the record date for such dividend and shall not be subject to the conditions and restrictions applicable to the unvested shares of Restricted Stock.]  [Any cash dividends paid on unvested shares of Restricted Stock you hold on the record date for such dividend shall be held by the Company and subject to the same conditions and restrictions applicable to your unvested shares of Restricted Stock; provided that, within thirty (30) days after the date on which the applicable shares of Restricted Stock vest in accordance with the terms of this Agreement, such dividends shall be paid to you, without interest.  You will immediately and automatically forfeit such dividends to the extent that you forfeit the corresponding unvested shares of Restricted Stock.]  Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your certificate is issued).

Your Restricted Stock grant shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Section 18 of the Plan.

Legends
If and to the extent that the shares of Restricted Stock are represented by certificates rather than book entry, all certificates representing the shares of Restricted Stock issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE, AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent the shares of Restricted Stock are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Clawback
The shares of Restricted Stock are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the Commonwealth of Virginia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the laws of any other jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding the shares of Restricted Stock.  Any prior agreements, commitments, or negotiations concerning the Restricted Stock are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or any Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy
To administer the Plan, the Company may process personal data about you.  Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.  By accepting the grant of Restricted Stock, you give explicit consent to the Company to process any such personal data.

Electronic Delivery
By accepting the grant of Restricted Stock, you consent to receive documents related to the shares of Restricted Stock by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A
The grant of Restricted Stock under this Agreement is intended to comply with Code Section 409A (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A.  Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

By accepting this Agreement, you agree to all of the terms and conditions described above and in the Plan.